Exhibit 99.2

SELLAS Life Sciences Announces Pricing of $20.0 Million Underwritten Public Offering

NEW YORK, February 24, 2023 – SELLAS Life Sciences Group, Inc. (Nasdaq: SLS) (“SELLAS” or the “Company”), a late-stage clinical biopharmaceutical company focused on the development of novel therapies for a broad range of cancer indications, today announced the pricing of its previously announced underwritten public offering of 7,220,217 shares of its common stock and accompanying warrants to purchase up to 7,220,217 shares of common stock at a combined public offering price of $2.77 per share and accompanying warrant. The warrants to purchase shares of common stock have an exercise price of $2.77 per share, are immediately exercisable and will expire five years from the date of issuance. All of the securities in the offering will be sold by SELLAS, with gross proceeds to SELLAS expected to be $20.0 million before deducting underwriting discounts and commissions and offering expenses. The offering is expected to close on February 28, 2023, subject to the satisfaction of customary closing conditions.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the offering. The public offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-255318) that was previously filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2021 and declared effective on April 29, 2021. A final prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained, when available, from Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 4th Floor, New York, NY 10022, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About SELLAS Life Sciences Group, Inc.

SELLAS Life Sciences Group, Inc. (NASDAQ: SLS) is a late-stage clinical biopharmaceutical company focused on the development of novel therapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, GPS, is licensed from Memorial Sloan Kettering Cancer Center and targets the WT1 protein, which is present in an array of tumor types. GPS has potential as a monotherapy or in combination with other therapies to address a broad spectrum of hematologic malignancies and solid tumor indications. The Company is also developing GFH009, a small molecule, highly selective CDK9 inhibitor, which is licensed from GenFleet Therapeutics (Shanghai), Inc. for all therapeutic and diagnostic uses in the world outside of Greater China.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, forward-looking statements can be identified by terminology such as “plan,” “expect,” “anticipate,” “may,” “might,” “will,” “should,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue” and other words or terms of similar meaning. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties inherent in SELLAS’ business, including those described in the company's periodic filings with the SEC. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the COVID-19 pandemic and its impact on the Company’s clinical plans and business strategy, risks and uncertainties associated with oncology product development and clinical success thereof, the uncertainty of regulatory approval, and other risks and uncertainties affecting SELLAS and its development programs as set forth under the caption “Risk Factors” in SELLAS’ Annual Report on Form 10-K filed on March 31, 2022 and in its other SEC filings. Other risks and uncertainties of which SELLAS is not currently aware may also affect SELLAS’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contact

Bruce Mackle
Managing Director
LifeSci Advisors, LLC
SELLAS@lifesciadvisors.com